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                                                                 EXHIBIT 10.15


THIS LEASE, dated for reference purposes, the 20th day of December, 1991 between Governor Park Plaza Associates a Limited Partnership, having its principal office at 6333 Greenwich Drive, Ste. 110, San Diego, California, and having a Federal Tax Identification Number of #33-0142066 (hereinafter referred to as "Landlord"), and XEROX CORPORATION, a New York corporation, having its principal office at 800 Long Ridge Road, Stamford, Connecticut 06904 (hereinafter referred to as "Tenant").


                                  WITNESSETH:


1.       DESCRIPTION

         Landlord has constructed a development on certain land, as shown on Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Complex"), which contains parking areas, common areas and one or more buildings and/or future building sites, including Building 1 containing 61,808 rentable square feet, known as Governor Park Plaza and located at 6333 Greenwich Drive in the City of San Diego, State of California, 92122 (hereinafter referred to as the "Building").


         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following space in the Building, the space consisting of 7,042 rentable square feet (6,350 usable square feet) on the first floor of Building 1 and known as Suite 120, as shown on Exhibit B attached hereto and made a part hereof (hereinafter referred to as the "Demised Premises"), together with the use in common with other tenants of the Building of the hallways, corridors, lobby, lavatories, elevators, stairways and other common areas and facilities of the Building appurtenant thereto, and together with the sidewalks, driveways and parking facilities provided for in Paragraph 10(h) hereof (all together hereinafter referred to as the "Premises").


2.       TERM

         The term of this Lease is three (3) years, to scheduled to commence on the first day of February, 1992 (hereinafter referred to as the "Commencement Date"), and to end on the thirty first day of January, 1993 (hereinafter referred to as the "Expiration Date"), both dates inclusive, unless the term be extended pursuant to Paragraph 16 or Exhibit C hereof, or earlier terminated as provided herein.


3.       RENT

         The base monthly rental shall be fully serviced and shall be at the rate of:

                 $0.80 per rentable square foot for months 1 through 12, $1.59 per rentable square foot for months 13 through 24, $1.65 per rentable square foot for months 25 through 36,

         to be paid in advance on or before the first day of each month during the term hereof; provided however, that if the term of this Lease should commence on the date other than the first day of the month, the first and last month's rent shall be prorated.


4.       USE

         The Demised Premises may be used and occupied for general office purposes, including by way of specification (but without limiting the generality of the foregoing), offices, research and development, training, customer service demonstration areas and computer areas. Landlord covenants, warrants and represents that there are no zoning ordinances or other prohibitions restricting or limiting the use of the Demised Premises for the purposes herein specified. Should any law, regulation or other governmental order restrict or limit Tenant's use of the Demised Premises, then Tenant

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         may cancel this Lease upon written notice to Landlord within ninety
         (90) days following that date upon which Tenant shall have become aware of such law, regulation or order and thereupon Tenant shall have no further obligation to Landlord either hereunder or otherwise. In addition, Tenant may use all or any part of the Demised Premises for any lawful purpose then permitted by the zoning ordinances and the certificate of occupancy.

         Tenant may, if Tenant so elects, and for Tenant's sole use, install and operate within the Demised Premises microwave ovens and install and operate within the Demised Premises vending machines to dispense hot and cold beverages, ice cream, candy, food and cigarettes;
         such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances.


5.       PREPARATION OF PREMISES

         Landlord shall, at Landlord's sole cost and expense perform all work and furnish all materials necessary to complete the Demised Premises in accordance with Preliminary Plans and Specifications which shall be agreed to by Tenant and Landlord. Such plans and specifications shall be deemed to be Exhibit B-1, attached hereto and made a part hereof.

         Landlord, using Landlord's Architect and Engineer, at Landlord's sole cost and expense, shall prepare complete final Architectural and Engineering drawings and Specifications (hereinafter referred to as "AE&S Drawings") in accordance with those Preliminary Plans and Specifications submitted by Tenant and approved, or deemed approved, by Landlord. Landlord agrees to make revisions to the AE&S Drawings as required by Tenant, at no additional cost to Tenant. The AE&S Drawings agreed to by Tenant and Landlord on or before DECEMBER
         26, 1991 will be the drawings provided to Landlord's General Contractor for the construction of the Demised Premises and such drawings shall be deemed to be Exhibit C, attached hereto and made a part hereof.
         Such final AE&S drawings shall be stamped, as may be necessary, by a licensed Engineer so that Building Permits and/or other required Permits may be obtained.

         Landlord shall provide in the Demised Premises, in addition to the Tenant Improvements herein described as Exhibit C, the following, all in good condition and proper working order:

         1.      Ceiling grid: material and installation.

         2.      Ceiling tile: material only.

         3. Building standard mini blinds: material and installation, on all exterior and atrium windows.

         4. Main HVAC System to include on the floor main supply and return ductwork: Branch ducts and diffusers to the space are not included in the shell.

         5. Lighting installed in accordance with the building standard plan.

         6. Dry wall, tape and bed the interior of all exterior walls, cores, demising walls, and all columns.

         7. Provide electrical service to, and a distribution panel in, the Demised Premises.

         9. Landlord shall provide an allowance towards the purchase and installation of a telephone communication system to include telephone sets, telecommunication wiring and labor to install to be specified by Tenant as detailed in Exhibit B-1, and such allowance shall not exceed $12,000.00.

         10. Landlord shall provide an allowance towards the purchase and installation of computer network cabling and such allowance shall not exceed $3,000.00.

         12. Adequate preventive measures so as to eliminate or substantially reduce noise and/or vibration from external sources, such as vehicular or railroad traffic.


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         13.     Complete final architectural and engineering drawings and
                 specifications, stamped as may be necessary by a licensed engineer and/or architect so that building and/or other required permits may be obtained.

         Landlord and Tenant acknowledge that Landlord may be performing work in the Building simultaneously with Tenant's work, and Landlord and Tenant agree to cooperate with each other in the conduct of their work, recognizing the amount of space each party will be working on, in terms of fairly allocating access to the freight elevator, truck loading dock and like facilities.

         If the Premises and Demised Premises are not so completed on or before the Scheduled Commencement Date as hereinbefore set forth, then the term of this Lease and the obligation of Tenant to pay rent shall not commence until the Premises are completed pursuant to the foregoing paragraph, and Landlord shall have given Tenant at least fifteen (15) days written notice prior to the date the Premises are so completed. In the event Landlord fails to so complete the Building and the Premises for causes beyond Landlord's control, such as strikes, governmental restrictions, and acts of God, then the Commencement Date shall be postponed for the period of such delay, provided however, that if the Landlord fails to so complete the Premises (for a cause either within or beyond Landlord's control) on or before February 1, 1992, then Tenant, at Tenant's reasonable discretion, may cancel this Lease by giving written notice to Landlord and thereupon Tenant shall have no further obligation to Landlord either hereunder or otherwise.

         In the event the Demised Premises are not completed on or before the Commencement Date for the reasons set forth in the preceding paragraph permitting postponement of the Commencement Date, then Landlord and Tenant promptly shall execute a document in the form attached hereto as Exhibit D and made a part hereof, to establish the Commencement Date. In the event the delay in the Commencement Date was caused by Tenant, then the Expiration date shall be extended for a like period so as to provide for the full term as set forth in Paragraph 2 hereof, but in the event the delay in the Commencement Date was caused by force majeure or by delay by the Landlord, then Tenant shall have the option (a) to extend the Expiration Date by a like period so as to provide for the full term as set forth in Paragraph 2 hereof, or (b) not to extend the Expiration Date.

         Tenant hereby designates JUDY O' REILLY as its representative with authority to approve changes in design or construction, and to inspect and approve workmanship and material. In all cases, his/her signature shall be final and binding upon Tenant with respect to the authority herein granted to him/her. All alternates either of additions or deletions, agreed to between Landlord and Tenant must be in writing and must be agreed to by Tenant's representative to be binding.
         Tenant reserves the right to designate an alternate representative by notice to Landlord.

         Landlord hereby guarantees that the work shall be free from defects for a period of one (1) year from the completion date. Landlord shall at Landlord's sole cost and expense, promptly correct any portion of the work found to be defective during the one (1) year period, and any other portion of the work damaged or destroyed in the course of such correction.

         Upon completion and acceptance of the Demised Premises, Landlord shall if requested by Tenant at no expense to Tenant furnish Tenant with a complete set of "As-Built" drawings setting forth all improvements to the Demised Premises.


6.       TELEPHONE EQUIPMENT

         Landlord shall provide suitable non-exclusive space for installation of Tenant's telephone relay cabinets, power panels and electric panels. Such space will be in addition to the Demised Premises and shall be provided at no additional cost to Tenant.





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7.       MAINTENANCE AND REPAIRS

         Landlord shall, at Landlord's sole expense, maintain and repair the Premises and the Building in a first-class condition, with all systems properly functioning. Upon notification by Tenant, Landlord shall promptly repair any damage to or defect in the Premises and the Building; provided however, that if such damage is occasioned by fault or neglect of the Tenant (except as provided in Paragraph 18 hereof) and there shall not be in effect at the time such damage occurred a policy or policies of insurance insuring Landlord against any loss resulting from such damage, then Tenant shall reimburse Landlord for the cost of repairs, or if the proceeds of such insurance are insufficient to cover the cost of such repairs, then Tenant shall reimburse Landlord the difference between such cost and the proceeds which Landlord received.


8.       ALTERATIONS

         Tenant shall have the right to make such alterations and modifications to the Demised Premises as Tenant may deem desirable provided such non-structural alterations and modifications do not exceed $5,000.00 per occurrence. Should Tenant desire to make any alterations or modifications which exceed $5,000.00 per occurrence or any structural alterations or modifications, then Tenant agrees to first obtain Landlord's consent, which consent shall not be unreasonably withheld or delayed. Should Landlord fail to respond to Tenant's request within five (5) days, then Landlord's consent shall be deemd given. All of Tenant's construction to the Demised Premises shall be performed in a good and workmanlike manner in accordance with applicable building codes, regulations and all other legal requirements. Any damage to the Building resulting from such alterations or modifications shall be repaired at Tenant's expense.


9.       SIGNS AND BUILDING NAME

         Tenant at Landlord's expense shall have the right to be listed on the Building lobby directory, if any, and to have identification signs outside of the Demised Premises, within the Building in conformance with Landlord's approved signage plan for the Complex. Tenant at Tenant's expense shall have the right to require to be installed and/or removed in conformance with Landlord's approved signage plan for the Complex, at Tenant's option, an illuminated or nonilluminated sign on an exterior wall of the Building, and/or a monument sign, provided such sign does not violate any governmental law, ordinance or regulation.


10.      SERVICES

         Landlord shall furnish the following installations and/or services to Tenant at Landlord's cost and expense, all of which shall be adequate for the intended use of the Premises and in conformity with that furnished in local first-class buildings of similar nature. These services shall be provided between the hours of 7 a.m. to 6 p.m. on normal business days, and 9 a.m. to 1 p.m.. on Saturdays, except, all equipment necessary to operate heating, ventilating and air conditioning systems shall be operate sufficiently in advance and during these hours so as to provide such services and all cleaning services shall be provided before or after such hours.

         (a) Elevator service, with a minimum of one elevator subject to call at all times.

         (b) Year round air conditioning system capable of producing and maintaining the following conditions throughout the Demised Premises, regardless of outside temperature.

                 (i) Temperature and Humidity - inside temperature to be maintained at:

                          Summer: 74 degrees FDB +/- 2 degrees FDB relative
                                  humidity 50% maximum.
                          Winter: 72 degrees FDB +/- 2 degrees FDB relative
                                  humidity 25% minimum.





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                 (ii)     Temperature Control - areas having excessive heat
                          gain or heat loss or are affected by solar-radiation at different times of the day shall be independently zoned and controlled so that the interior temperature condition stipulated above can be maintained.

                 (iii) Air Movement - in conference rooms and toilet areas, a mechanical ventilation system shall be furnished to provide for the exhausting of stale air and smoke as well as providing a comfortable circulation of air.

                 (iv) Drafts, Noise and Vibration - the heating, air conditioning and ventilating From systems shall be free from objectionable drafts, noise and vibration.

                 (v) Filtration - all air conditioned supply air shall be adequately filtered so as to maintain a clean, dust free, non-toxic and odorless environment.

                 (vi) Ventilation - the air conditioning system shall supply not less than 25% of fresh air wile in operation. In toilets exhaust air quantities of at least 50 cu. ft./minute for each water closet or urinal or 2 cu. ft. per square foot of floor area, whichever is greater, is to be provided.

                 (vii) Service and maintain an existing stand alone air conditioner in the Demised Premises commonly known as a CONTEMPO unit.

         (c) All utility services. In addition, Landlord shall furnish, at its sole cost and expense, all necessary utilities including electricity, to the exterior common areas, including the walkways, driveways and parking area.

         (d)     Adequate insect and vermin control.

         (e) Adequate security services for the Premises and the Building including fire and burglar alarm devices.

         (f) Initial or first installation of lamps and/or bulbs as well as future replacement, as required, of lamps and/or bulbs, ballasts and starters to maintain a light level of 75 foot candles at desk level.

         (g) Landlord acknowledges that the availability of sufficient parking is a material inducement to the entering into of this Lease by Tenant. Landlord represents that it has sufficient parking available to provide at no cost to Tenant and for Tenant's exclusive use at least 3.9 paved parking spaces for every 1,000 rentable square feet in the Demised Premises of which 2 spaces shall be in the open parking area and shall be marked exclusive to Tenant, all of which shall be no more than 100 feet from any public entrance to the Building. There shall be a minimum of 350 square feet allocated for each parking space including aisle and turnaround space.

         (i) Landlord shall provide, at no expense to Tenant, cleaning service, trash removal, and window washing for the Demised Premises and the Premises in accordance with the Cleaning Schedule marked Exhibit E and attached hereto and made a part hereof.

         Tenant acknowledges that any one or more of the services provided for in Paragraph 10 hereof may be interrupted or suspended by reason of accident, repair, alterations or improvements necessary to be made, strikes, lockout, and except as hereinafter provided, Landlord shall not be liable to Tenant therefore, provided however, that (a) Landlord shall use its best efforts to restore such services as soon as reasonably possible, (b) in the event such services is not restored within ten (10) business days, whether or not through the fault of Landlord, to the extent that Tenant cannot reasonably use all or any part of the Premises, rent and other charges shall abate as to such part effective on the eleventh (11) business day and continue abated until such service is restored, and (c) in the event such interruption continues for thirty (30) calendar days, whether or not through the fault of Landlord, then Tenant shall have the right and option to cancel and terminate this Lease, on ten (10) days written notice to Landlord, and thereafter shall be relieved of all further liability under this Lease.





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11.      REDECORATING

         DELETED IN ITS ENTIRETY

12.      COMPLIANCE WITH LAW

         Landlord covenants that the Demised Premises, the Premises and the Building, and the fixtures and appurtenances thereto (except those installed by Tenant) do conform or that Landlord will promptly cause them to conform to every applicable requirement of law or duly constituted authority or the requirements of the carriers of all insurance on or relating to the Demised Premises, the Premises or the Building whether such insurance be furnished by Landlord or Tenant and that Landlord will, at its sole risk and expense, at all times during the term hereof promptly comply with all such requirements. The Tenant shall comply with all applicable statutes, ordinances, rules and regulations of federal, state and municipal governments and all applicable rules and regulations of the Board of Fire Underwriters as such statutes, ordinances, rules and regulations pertain to Tenant's use of the Demised Premises.

         Landlord shall also comply with all applicable city, county, state and federal ordinances in effect from time to time with respect to facilities for the handicapped in the Demised Premises, the Premises and the Building.


13.      LANDLORD'S TITLE, AUTHORITY AND QUIET ENJOYMENT

         Landlord covenants and represents that it has good and marketable title to the Building and the Complex, free and clear of all ground leases, liens and mortgages or deeds of trust affecting Tenant's possession of the Demised Premises, Tenant's use of the Premises, or the rights granted to Tenant hereunder, except: a mortgage/deed of trust dated Nov. 2, 1987 from Landlord, as mortgagor, and NEW ENGLAND MUTUAL LIFE INSURANCE COMPANY, a MASSACHUSETTS CORPORATION, as mortgagee/beneficiary of deed of trust.

         In the event this Lease or the leasehold estate created hereunder is subject to the prior rights of any mortgagee/beneficiary of deed of trust or ground lessor, then Landlord shall secure from such mortgagee/beneficiary of deed of trust or ground lessor a written agreement in recordable form, in the form of Exhibit "F", Non-Disturbance and Attornment Agreement (executed and acknowledged by and on behalf of such mortgagee/beneficiary of deed of trust, or ground lessor), which provides, among other things that Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Demised Premises pursuant to the terms hereof and without diminution of Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. Such agreement shall be secured and furnished to Tenant at the same time this executed Lease is delivered to Tenant.

         Landlord covenants and represents that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein, and so long as Tenant keeps and substantially performs each and every term, provision and condition herein contained on the part of Tenant to be kept and performed, Tenant shall peacefully and quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person claiming by, through or under Landlord.


14.      SUBORDINATION

         The priority of this Lease and the leasehold estate of Tenant created hereunder are and shall be subject and subordinate to the lien of any mortgage or ground lease, whether such mortgage is placed against the fee or leasehold estate, which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements and extensions thereof, and advances thereunder, effective upon the date the mortgagee or ground lessor, as the case may be, shall deliver to Tenant a written agreement in the form of Exhibit "F", Non-Disturbance and Attornment





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         Agreement (executed and acknowledged by and on behalf of the mortgagee/beneficiary of deed of trust, or ground lessor) in recordable form which provides, among other things that Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Demised Premises pursuant to the terms hereof and without any diminution of the Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. Any fee which Landlord's lender or ground lessor may charge for such agreement shall be paid by Landlord.


15.      ASSIGNMENT AND SUBLETTING

         Tenant shall have the right to assign this Lease or to sublease all or any portion of the Demised Premises, with Landlord's consent which consent shall not be unreasonably withheld or delayed. Should Landlord fail to respond to Tenant's request within five (5) days Landlord's consent shall be deemed given. Any such assignment or subletting shall not relieve Tenant of its obligations hereunder.

         In the event Tenant sells the operating unit which occupies the Demised Premises to another company, then anything to the contrary in this paragraph notwithstanding, Tenant shall have the right to assign this Lease to such other company, but Tenant shall not thereby be released of liability under this Lease.


16.      LEASE EXTENSION

         If this Lease shall not have been terminated pursuant to any provisions hereof and Tenant is not in default under the terms hereunder, then Tenant may, at Tenant's option, extend the term of this Lease for one (1) successive additional term of three (3) years, commencing on the expiration of the original term, or the immediately preceding additional term as the case may be, and in the event Tenant has elected to exercise its option to lease additional space pursuant to Paragraph 25 the option provided for herein shall include such additional space. At least nine (9) months prior to the expiration of the initial term or any extended term, as the case may be, Tenant shall request from Landlord the fair market rental rate being charged in the Building, should Tenant desire to extend the term of this Lease. At least eight (8) months prior to the expiration of the initial or any extended term Landlord shall notify Tenant, in writing, the applicable rental rate for the next succeeding option period. Tenant may exercise such option by giving Landlord written notice by a date which is the later to occur of (a) six (6) months prior to the expiration of the original term or the additional term, as the case may be, and (b) sixty (60) days after receipt by Tenant of Landlord's notice of the applicable rental rate, as hereinabove provided, and (c) fifteen (15) days after the fair market rental rate has been determined by arbitration. Upon the giving by Tenant to Landlord of such written notice and the compliance by Landlord and Tenant with the foregoing provisions of this Paragraph 16, the term of this Lease shall by deemed to be automatically extended upon all the covenants, agreements, terms, provisions and conditions, set forth in this Lease, except rental which:

         (a) During the first renewal term shall be limited to a maximum of 90% of the then fair market rental rate,

         (b) Or if Tenant elects, the rental rate schedule shall be as follows:
                 $1.65 per rentable square foot for months 36 through 48, $1.70 per rentable square foot for months 49 through 60, $1.75 per rentable square foot for months 61 through 72,

         (c) Upon execution of this extension option, Landlord shall repaint the Demised Premises with two (2) coats of prime quality paint; repainting shall be performed in a workmanlike manner with a minimum of interference with Tenant's normal business operations and replace all carpeting, with a quality comparable to the initial installation, in the Demised Premises and in any adjoining lobby/reception area, and except for such terms and conditions as shall be inapplicable during any additional term or in connection with this Paragraph 16.





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         The term "month" as used in this paragraph shall mean (a) if the
         Expiration Date is the last day of a calendar month, a calendar month, or (b) if the Expiration Date is not the last day of a calendar month, the period between the Expiration Date and the date in the preceding month which is one (1) day after the date in the month of the Expiration Date, e.g., if the Expiration Date falls on May 19, one (1) "month" prior thereto would be April 20 and two (2) "months" prior thereto would be March 20.

         With respect to the lease extensions, the applicable "fair market rental rate" shall be that rate charged for space of comparable size and condition in comparable buildings, including the Building, located in the geography commonly known as the Golden Train area of the City of San Diego, taking into consideration the location, quality and age of the building, floor level, extent of leasehold improvements (existing or to be provided) including the amount spent by Tenant for leasehold improvements over building standard in the Demised Premises, rental abatements, lease takeover/assumptions, moving expenses and other concessions, term of lease, extent of services to be provided, distinction between "gross" and "net" lease, a base year or amount for escalation purposes "both operating costs and ad valorem/real estate taxes" and the time the particular rental rate under consideration becomes or is to become effective, or any other relevant term or condition, including any allowances for leasehold improvements, thus, the "fair market value" rental rate may be a rental rate with or without an allowance and/or with or without various other concessions as set forth hereinabove.

         In the event Tenant disagrees with Landlord's determination of the fair market rental rate, Tenant shall promptly so notify Landlord and Landlord and Tenant shall thereupon negotiate in good faith to attempt to agree upon a mutually acceptable fair market rental rate, but in the event agreement has not been reached within thirty (30) days after Tenant's receipt of Landlord's Notice, then Tenant shall have the option to demand arbitration as provided in Paragraph 46 hereof.

         If Tenant fails or omits to so give to Landlord the first written notice referred to above, it shall be deemed, without further notice and without further agreement between the parties hereto, that Tenant elected not to exercise the options granted Tenant pursuant to this Paragraph 16 to extend the term of this Lease for additional periods.


17.      TAXES, ETC.

         Landlord shall pay all real estate taxes, assessments, water and sewer rates and charges, and any other charges which may be levied, assessed or charged against the Building and/or the Complex. Landlord shall further make all payments required to be made under the terms of any mortgage or deed of trust or ground lease which is now or hereafter a lien on the building or the Complex which is superior to this Lease and all payments required to be made under any ground lease. Landlord shall have a reasonable time to cure a default under the terms of the mortgage or deed of trust, before constituting an event of default by Landlord as hereinafter described in Paragraph 23 of this Lease.


18.      INSURANCE AND WAIVER OF LIABILITY

         Landlord shall provide, at its expense, throughout the term of this Lease, comprehensive general liability insurance covering the Building and the Premises, except when caused by the sole negligence of Tenant or Tenant's failure to perform its obligations under this Lease. The policy or policies evidencing such insurance shall provide that same may not be cancelled or amended without fifteen (15) days prior written notice to Tenant, and shall provide for a combined coverage of bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000). Such policy or policies shall be issued by an insurance company licensed to do business in the state in which the Building is situate. Upon Tenant's request, Landlord shall submit to Tenant suitable evidence that the foregoing policy or policies are in effect.

         Tenant shall provide, at its expense, throughout the term of this Lease, comprehensive general liability insurance covering the Building and the Premises when caused by the sole negligence of Tenant or Tenant's failure to perform its obligations under this Lease. The policy or policies evidencing such insurance shall provide that same may not be cancelled or amended without fifteen (15) days prior written notice to Landlord, and shall provide for a combined coverage of bodily injury and property damage in an amount not less than Five Million Dollars ($5,000,000). Such policy or policies shall be issued by an insurance company licensed to do business in the state in which the Building is situate. Upon Landlord's request, Tenant shall submit to Landlord suitable evidence that the foregoing policy or policies are in effect. Notwithstanding the foregoing, Tenant may insure the foregoing risks under its blanket policy, or elect to self-insure such risks.

         Landlord, for itself and its insurers, hereby releases Tenant with respect to any liability (including that deriving from the fault or neglect of Tenant, assignees, subtenants, its agents, employees or other persons under its or their direction or control) which Tenant might otherwise have for any damage to the Building or the Demised Premises by fire, other casualty or cause which Landlord could have covered by a standard fire insurance policy with extended coverage endorsement. The term "Tenant" as used in this paragraph shall include any subsidiary of Tenant and any assignee or subtenant of Tenant.

         Landlord shall insure the Building against fire or other casualty with extended coverage endorsement with an insurance company selected by Landlord and Landlord shall cause the policy evidencing such insurance to include provision permitting such release of liability if such a provision is obtainable from such insurer at no additional expense to Landlord. If such insurer will not include such a provision in such policy, or if the inclusion of such provision in such policy would involve an additional expense for Landlord, Landlord shall so notify Tenant within a reasonable time. Where such a provision is obtainable from such insurer and Tenant notifies Landlord in writing within a reasonable time thereafter that Tenant desires Landlord to cause such a provision to be included in such policy at the expense of Tenant, Landlord shall cause such a provision to be included, and Tenant agrees to pay promptly all expenses incurred by Landlord as a result of such inclusion.


19.      DAMAGE

         In the event that the Building or Premises are damaged for any reason whatsoever and Tenant is unable, in Tenant's reasonable business judgement, to carry on its normal business operations for a period of forty five (45) days or more, Tenant's shall have the right to terminate this Lease by giving written notice of such termination to the Landlord no later than thirty (30) days after the occurrence of such damage. Upon such termination, Tenant's obligations hereunder and each of them, including the obligation to pay rent, shall cease and determine as of the day the Premises were so damaged. If in Tenant's reasonable business judgement, it is unable to carry on its normal business operations for a period of less than forty five (45) days because of such damage, rent shall abate (or any free rent period provided for in Paragraph 3 hereof shall be extended) for the period the Premises are untenantable.

         In the event the Premises are partially damaged by fire or other casualty and Tenant shall determine that it is able to carry on its normal business operations, Tenant shall pay rent for only such portion of the Premises which Tenant in its determination may reasonably occupy during the time required to make repairs. All repairs necessary to restore the Premises to its original condition shall be:

         (a) commenced within thirty (30) days after the occurrence of such damage;

         (b) performed in a diligent and workmanlike manner with material of at least the same quality utilized originally in the construction of the Premises;

         (c) completed by Landlord at Landlord's sole expense with a minimum of interference with Tenant's normal business operations.

         If in Tenant's determination Landlord shall not have performed any of the above obligations in strict compliance therewith, then Tenant may, but shall not be required to, undertake such obligations, and all costs and expenses incurred by Tenant as a result thereof may be deducted from any rent or other payment due or to become due hereunder.

20.      CONDEMNATION

         In the event the Building or the Complex shall be condemned for public use or voluntarily transferred to a public or quasi-public body in lieu of proceeding to a judgment of condemnation, this Lease shall terminate and rent shall be adjusted to the date of termination. In the event a portion of the Building or the Complex shall be condemned for public use or voluntarily transferred to a quasi-public body in lieu of proceeding to a judgment of condemnation and Tenant is unable, in Tenant's reasonable business judgement, to carry on its normal business operations for a period of forty five (45) day's or more, Tenant-shall have the right to terminate this Lease by giving written notice of such termination to the Landlord no later than thirty (30) days after the occurrence of such condemnation or transferal. Upon such termination, Tenant's obligations hereunder and each of them, including the obligation to pay rent, shall cease and determine as of the date of termination. If in Tenant's determination, it is unable to carry on its normal business operations for a period of less than forty five (45) days because of such partial condemnation, rent shall abate for the period the Premises are untenantable.

         In the event a portion of the Building or Complex shall be condemned for public use or voluntarily transferred to a public or quasi-public body in lieu of proceeding to a judgment of condemnation, and Tenant shall determine that it is able to carry on its normal business operations, Tenant shall pay rent for only such portion which Tenant in its determination may reasonably occupy after such partial condemnation or transfer. All repairs necessary to restore the Demised Premises, Premises, Building or the Complex as nearly as possible to its original condition shall be:

         (a) commenced within thirty (30) days after the taking or transfer;

         (b) performed in a diligent and workmanlike manner with material of at least the same quality utilized originally in the construction of the Building or Complex.

         (c) completed by Landlord at Landlord's sole expense with a minimum of interference with Tenant's normal business operations.

         If in Tenant's determination Landlord shall not have performed any of the above obligations in strict compliance therewith, then Tenant may, but shall not be required to, undertake such obligations, and all costs and expenses incurred by Tenant as a result thereof may be deducted from any rent or other payment due or to become due hereunder. Tenant is hereby granted a lien upon any award or settlement resulting from the condemnation to the extent that Tenant has not been reimbursed for any cost or expense which Tenant may have incurred hereunder.

         Except as provided in the paragraph immediately preceding, Tenant shall not be entitled to any award or settlement resulting from the condemnation, provided that nothing contained herein shall be construed to in any way restrict or limit Tenant from asserting a claim for any damages resulting from the taking of any leasehold improvements paid for by Tenant or moving expenses incurred as a result of such condemnation.


21.      DEFAULT BY TENANT

         The occurrence of any one or more of the following events shall constitute an event of default by Tenant:

        (a) the failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten
                 (10) days after receipt of written notice thereof by Tenant from Landlord;

        (b) the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt of written notice thereof by Tenant from Landlord, provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion;

         (c)     (i)      the making of any general arrangement or any
                          assignment by Tenant for the benefit of creditors;

                 (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, when such petition is dismissed within ninety (90) days);

                 (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets;

                 (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets.


22.      LANDLORD'S REMEDIES

         Upon the occurrence of an event of default under this Lease by Tenant, then Landlord in addition to other rights or remedies it may have, shall have the right to terminate this Lease upon fifteen (15) days written notice to Tenant, and also the right, with or without termination of this Lease, of reentry upon and taking possession of the Demised Premises and Landlord may remove all persons and property from the Demised Premises; such property may be removed and stored in any other place in the Building or in any other reasonably secure place for the account of and at the expense and risk of Tenant.
         Tenant hereby waives all claims for damages which may be caused by the reentry of Landlord and taking possession of the Demised Premises or removing or storing the furniture and property as herein provided and shall save Landlord harmless from any costs or damages occasioned Landlord thereby, and no such reentry shall be considered or be construed to be a forcible entry. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or, Landlord may from time to time, without terminating this Lease, relet the Demised Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as may be reasonable, with the right to make minor alterations and repairs to the Demised Premises. Rental received by Landlord from such reletting shall be applied first, to the payment of any costs of such reletting including reasonable brokerage and attorney's fee; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such reletting in any during month be less than one-twelfth (1/12) of the annual rent reserve hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Tenant, in which event Tenant's obligations to Landlord shall forthwith cease, or unless the termination thereof be decreed by a court of competent jurisdiction.


23.      DEFAULT BY LANDLORD

         The occurrence of any one or more of the following events shall constitute an event of default by Landlord:

         (a) The failure by Landlord to make any payment required to be made by Landlord hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof from Tenant to Landlord;

         (b) The failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt of written notice thereof from Tenant to Landlord; provided however, that if the nature of Landlord's default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion.

24.      TENANTS REMEDIES

         Upon the occurrence of an event of default under this Lease by Landlord, then Tenant in addition to other rights or remedies it may have, at Tenant's sole option, may set off any amount owed to Tenant by Landlord against any rent or other payment due or to become due hereunder or perform any obligations of Landlord (which Landlord has failed to perform) in which event Tenant shall have the right to set off any expense incurred thereby against any rent or other payment due or to become due hereunder.


25.      ADDITIONAL SPACE

         Landlord hereby grants to Tenant the right to lease additional space contiguous to the Demised Premises and any other location in Building 1 upon the following terms and conditions:

         (a) No later than four (4) months prior to the time additional space in Building 1 by Tenant, Tenant shall notify Landlord in writing that Tenant elects to exercise this right.

         (b) Within fifteen (15) days after Landlord receives such notice, Landlord shall inform Tenant in writing the exact date additional space shall be available for preparation by Tenant. Provided that Tenant exercises this right Between months 1 and 12 inclusive of this original Term Landlord agrees to contribute toward the preparation of additional space the same sum of dollars per rentable square foot as was required buildout Tenant's original improvements multiplied by the number of additional rentable square feet. If however, Tenant exercises this right between months 13 and 36 inclusive of this original Term, Landlord agrees to only perform touch-up painting and carpet cleaning for any additional rentable square feet to be leased. All improvements required to be made hereunder shall be of the same and/or similar quality required to be furnished with respect to the completion of the Demised Premises.

         (c) The rent for any additional space shall be computed at the same annual rate per square foot as the rent for the space described in Paragraph 1 hereof and shall commence on the date the additional space has been completed in accordance with (b) above as the case may be.

         (h) The term of the Lease for such additional space shall be the balance of the term of this Lease and any additional term thereof.

         (i) Landlord shall provide Tenant with additional parking spaces in the event Tenant elects to lease additional space in the same ratio set forth in Paragraph 10 (h).

         (j) All of the terms and conditions of this Lease not inconsistent with this Paragraph 25 shall govern the leasing of any additional space.

         (k) Any space added to the Demised Premises pursuant to this Paragraph 25 shall thereafter be deemed to be a part of and included in the Demised Premises.

26.      DOWNSIZE AND RETURN OF SPACE

         DELETED IN ITS ENTIRETY

27.      RIGHT OF FIRST REFUSAL TO PURCHASE

         DELETED IN ITS ENTIRETY

28.      FIRST RIGHT TO LEASE

         If, during the original or any additional term hereof, Landlord elects to lease any space in Building 2 of Governor Park Plaza, 6363 Greenwich Drive, then Landlord shall first offer such space in writing to Tenant on terms and conditions no less favorable than those offered to third parties. If within twelve (12) days after receipt of such offer, Tenant does not notify Landlord that Tenant elects to lease such space, then Landlord shall be relieved of any obligations to Tenant with regard to any such offering; provided, however, that a failure by Tenant to lease any specific space when so offered by Landlord shall not relieve Landlord of its obligation to first offer Tenant any other space in Building 2 if, as and when Landlord elects to offer such other space to third parties.


29.      RENT ABATEMENT

         Should Tenant or those holding by, through or under Tenant not occupy all or any portion of the Demised Premises for any period during the term hereof or any additional term for any reason whatsoever, then anything herein to the contrary notwithstanding, Landlord and Tenant shall mutually agree to the percentage of the monthly rent for which Tenant is or might be obligated to pay based on the previous 6 month Operating Expense history for the Complex, and which the parties agree constitutes the cost of providing the services set forth in Paragraph 10 shall abate for as long as that portion of the Demised Premises are not so occupied.


30.      DELIVERY OF EXECUTED LEASE AND RELATED DOCUMENTS

         Within fifteen (15) days after Tenant delivers to Landlord four (4) duplicate originals of this Lease duly executed by Tenant, Landlord shall deliver to Tenant two (2) fully executed originals of this Lease accompanied by agreements in the Form of Exhibit "F" (Non-Disturbance and Attornment Agreement) duly executed and acknowledged by and on behalf of each mortgagee/beneficiary of deed of trust referred to in Paragraph 13 hereof, and if requested by Tenant, a Memorandum of Lease in the form of Exhibit "G" duly executed and acknowledged by and on behalf of Landlord (said executed Lease, Non-Disturbance Agreement(s) and Memorandum of Lease are together referred to herein as the Lease and Related Documents"). In the event Landlord shall fail to deliver the fully executed Lease and Related Documents as herein required, Tenant may, if Tenant so elects, withdraw its execution and delivery of this Lease by giving Landlord written notice of such withdrawal. Upon such withdrawal neither party shall have any rights against the other either hereunder or otherwise except that Landlord shall forthwith return to Tenant any sums which Tenant shall have paid to Landlord prior to such withdrawal.


31.      TERMINATION

         Landlord hereby grants to Tenant the right to terminate this Lease at any time during the initial term upon one hundred and eighty (180) days prior written notice to Landlord. In the event Tenant elects to terminate the Lease as herein provided, Tenant shall pay to Landlord an amount equal to thirty-five percent (35%) of the annual rental set forth in Paragraph 3 hereof (as it may have been amended by Paragraphs 16, 25 and 26 hereof) from the date of termination through the balance of the unexpired term of the Lease. Such payment shall be made on or before the date such termination becomes effective.


32.      COMPETITORS OF TENANT

         DELETED IN ITS ENTIRETY

33.     NOTICES

        All notices shall be sent U. S. Registered Mail, Return Receipt Requested to the following addresses:


        TO LANDLORD:                     TO TENANT:

        Governor Park Associates         Xerox Corporation
        c/o Nexus Development Corp.      Attention: RE/GSD Lease Administration
        6333 Greenwich Dr., Ste. 110     800 Long Ridge Road
        San Diego, CA 92122              P.O. Box 1600
                                         Stamford, Connecticut 06904

                                         WITH A COPY TO:

                                         Xerox Corporation
                                         Attention: Manager,
                                         Real Estate Operations
                                         Western United States
                                         1851 E. 1st St., Ste. 460
                                         Santa Ana, CA 92705


        Any notice shall be deemed to have been given on the date set forth on the Registry Receipt given to the sender at the time of mailing, except that for purposes of Paragraphs 21 and 23 hereof, such notice shall be deemed to have been received on the earlier of (a) the date set forth on the Return Receipt, (b) the date of delivery as shown on the Post Office records, or (c) the date delivery was refused as shown on the Post Office records.


        Except as otherwise provided in this Lease, all correspondence to Tenant with respect to this Lease or any of the provisions hereof shall be sent to the addresses of Tenant set forth above, and any and all correspondence sent to Tenant at the Demised Premises or any location other than as stated herein, and any documents signed by Tenant at the Demised Premises as a result thereof shall be null and void and of no force and effect. Either party, by notice to the other, shall have the right to change the address(es) for notice(s) to be sent to such party, and to add or substitute entities to which a copy of any notice shall be sent by the other party.


34.     BROKERAGE

        Landlord and Tenant acknowledge that MR. J. WRIGHT, OF ILIFF-THORN AND COMPANY, is the real estate broker which brought about this lease transaction, and Landlord shall pay the brokerage commission to such broker pursuant to separate agreement. Landlord hereby indemnities Tenant against the claims of any other broker arising from Landlord's acts, and Tenant hereby indemnifies Landlord against the claims of any other broker arising from Tenant's acts.


35.     ESTOPPEL CERTIFICATE

        Landlord and Tenant shall, at any time upon not less than twenty (20) days prior written notice, execute and deliver to a prospective new landlord, lender, or assignee or subtenant of Tenant, as the case may be, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which the rent and other charges are paid in advance, if any, and (iii) acknowledging that there are not, to the party's knowledge, any uncured defaults or unfulfilled obligations on the part of the other party hereunder, or specifying such defaults or unfulfilled obligations if any are claimed.

36.      INDUSTRIAL DEVELOPMENT BONDS

  Landlord covenants, warrants and represents that tax exempt Industrial Development Bonds, sometimes referred to as Industrial Revenue Bonds ("I.R.B.s") were not used in financing the Complex or the Building. If it is subsequently determined that tax exempt I.R.B.s were used in such financing, Tenant shall have the right and option to terminate this Lease and thereafter be relieved of all further liability hereunder.

  In the event Landlord elects to finance the Complex or Building with tax exempt I.R.B.s during the term (or any additional term) of this Lease and Tenant occupies ten percent (10%) or more of the Building or Complex, then Landlord shall promptly so notify Tenant and Landlord hereby indemnifies and holds Tenant harmless from any loss by or claim against Tenant as a result of such tax exempt I.R.B. financing, and Landlord hereby releases Tenant from any liability to Landlord as a result of such tax exempt I.R.B. financing.
  In addition, Tenant shall have the right and option to terminate this Lease, as hereinabove provided.


37.      ASBESTOS AND CONTAMINATION

  Landlord covenants, warrants and represents that the Premises and the Building are free of any friable asbestos containing materials and that any non-friable asbestos containing materials in the Premises or the Building are
  identified in Exhibit       attached hereto.
                        -----
  Landlord covenants, warrants and represents that to the best of its knowledge, after thorough investigation, the Premises and the Building (including the land thereunder) do not contain any environmental contaminants ("toxic contamination") of any kind (including PCBs, except for PCBs that are totally contained within light fixtures and exterior transformers). At any time during the term of this Lease, Tenant shall have the right and option, at Tenant's expense, to investigate the Building for the presence of asbestos and PCBs and to investigate the land for the presence of toxic contamination.

  Landlord agrees to indemnify and hold Tenant harmless from any claims or actions related to or arising out of any subsequent discovery of friable asbestos or toxic contamination at the Premises or the Building (including the land thereunder). In the event of such a finding, or in the event of any breach of a covenant, warranty or representation by Landlord under this paragraph, Tenant shall have the option of terminating this Lease without penalty of any kind and be released from any liability under the Lease after the date of such termination.


38.    HOLDOVER

  If Tenant shall remain in possession of the Demised Premises after expiration of the original or any additional term hereof, Tenant's occupancy shall be a month-to-month tenancy at 1.25 times the rental rate applicable to the last month of the unexpired term and under all of the other terms, conditions and provisions hereof except those pertaining to the term of the Lease. Landlord hereby grants to Tenant the right to holdover for up to three (3) months.


39.    SURRENDER

  Upon any termination or expiration of this Lease, Tenant shall surrender the Demised Premises in the same condition as existed at the commencement of the term, except for normal wear and tear and damage caused by the elements, casualty, or any other cause for which Tenant might not be liable, provided, however, that Tenant shall have the option, but not the obligation, to remove any or all of the improvements and alterations made to the Demised Premises by Tenant or at Tenant's expense. Any damage to the Demised Premises resulting from the removal of such improvements or alterations shall be repaired by Tenant at Tenant's expense.

40.     ROOF-TOP ANTENNA

        DELETED IN ITS ENTIRETY

41.     MODIFICATION OF LEASE

        The terms, covenants and conditions of this Lease may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of the change is sought. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver or relinquishment for the future of any such term, covenant or condition.


42.     MEMORANDUM OF LEASE

        Neither party shall record this Lease or any of the exhibits and/or riders attached hereto, (except that Tenant may record the executed Non-Disturbance and Attornment Agreement) but at the request of either party, Landlord and Tenant shall enter into a "short form" or Memorandum of Lease in recordable form, attached hereto as Exhibit "G" and made a part hereof, which may be recorded and which shall set forth the parties, the legal description of the land underlying the Building or Complex, a description of the Demised Premises, the Commencement Date and Expiration Date of the term of the Lease, and any options and/or restrictions in this Lease desired to be included by either party.


43.     PARAGRAPH CAPTIONS

        Paragraph captions herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.


44.     ENTIRE AGREEMENT

        This Lease represents the entire agreement between Landlord and Tenant and supercedes all prior agreements both written and oral. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective executors, administrators, heirs, distributees, legal representatives, successors and assigns. The term "Tenant" as used in this Lease shall include Xerox Corporation and any subsidiary (or any subsidiary of any subsidiary) of Xerox Corporation.


45.     CHOICE OF LAW AND INTERPRETATION

        This Lease shall be governed by the law of the State in which the Complex is situate. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.


46.     ARBITRATION OF DISPUTES

        All disputes between Landlord and Tenant with respect to Paragraph 16 of this Lease, with respect to the determination of fair market value rental rates, shall be decided by arbitration. Tenant shall have the right, by giving written notice to Landlord, setting forth in detail the nature of the dispute, to request arbitration. The dispute shall be submitted to arbitration as follows:

        Within fifteen (15) business days after delivery of the above notice, each party (Landlord and Tenant) shall appoint a person to act as an arbitrator in its behalf.

        Within five (5) business days thereafter, the two appointed arbitrators shall jointly appoint a third arbitrator. The dispute shall be arbitrated by said three arbitrators. A majority decision of the three arbitrators shall control. All of the arbitrators shall be persons having at least ten (10) years experience in dealing with the commercial leases in office buildings within the City of San Diego, State of California, and none shall have any interest in the Building or the Complex or be or have been associated or affiliated with either Landlord or Tenant.

        In the event Landlord and Tenant, or the two arbitrators fail or refuse to appoint an arbitrator within the time set forth herein, then either party shall have the right to petition the senior judge (in terms of years of service), of the United States District Court of the applicable Federal District in which the Building is situated to appoint such arbitrator and the arbitrator appointed by said judge shall serve in said capacity.

        NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.


                 [SIG]                                     [SIG]
        ----------------------                      --------------------
        INITIALLED BY LANDLORD                      INITIALLED BY TENANT



47.     EXHIBITS AND RIDERS
        Attached hereto and made a part hereof are the following:

        EXHIBIT A:         COMPLEX
        EXHIBIT B:         DEMISED PREMISES
        EXHIBIT B-1:       PRELIMINARY SPACE PLAN
        EXHIBIT C:         PLANS AND SPECIFICATIONS
        EXHIBIT D:         LEASE TERM AGREEMENT
        EXHIBIT E:         CLEANING SCHEDULE
        EXHIBIT F:         NON-DISTURBANCE AND ATTORNMENT AGREEMENT
        EXHIBIT G:         MEMORANDUM OF LEASE

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


WITNESS:                       GOVERNOR PARK ASSOCIATES
                               a California Limited Partnership


                                By: /s/ MICHAEL J. REIDY
- -------------------------------     ---------------------------------
                                    Michael J. Reidy
                                    Its: Managing Partner

                                                           (Landlord)


WITNESS:                       XEROX CORPORATION

         [SIG]                  By: /s/ MARK A. FLAIM
- -------------------------------     --------------------------------
                                    Mark A. Flaim
                                    Manager, Real Estate Operations
                                    Western United States

                                                           (Tenant)


                                   EXHIBIT A

                                   "COMPLEX"







                                   [GRAPHIC]

                                   EXHIBIT B

                               "DEMISED PREMISES"


                                   Building I
                              6333 Greenwich Drive
                              San Diego, CA 92122
                                   Suite 120
                                   1st floor








                                   [GRAPHIC]

                                   EXHIBIT Bl

                            PRELIMINARY SPACE PLANS

                                   EXHIBIT D

                              LEASE TERM AGREEMENT

AGREEMENT made and entered into the _________ day of ____________________ 19__, by and between ______________________________, a corporation/partnership, having its principal office at __________________________________________________ (hereinafter referred to as
"Landlord"), and XEROX CORPORATION, a New York corporation, having its principal office at 800 Long Ridge Road, Stanford, Connecticut 06904 (hereinafter referred to as "Tenant"),

                              W I T N E S S E T H:


WHEREAS, by Lease (hereinafter called the "Lease") made the __________ day of ____________________, 19__, Landlord demised and leased unto Tenant certain Demised Premises in a Building known as and/or located at ________________________________________ for a term of __________ (__________)
years commencing on __________ _____, 19__, and ending on __________ _____,
19__ unless sooner terminated or extended as provided therein, and

WHEREAS, the Tenant did not enter into occupancy of the Demised Premises until __________ _____, 19__ and

WHEREAS, pursuant to Exhibit C of the Lease, Landlord and Tenant now desire to set forth the correct Commencement Date of the term and to adjust the Expiration Date of the term to provide for a full term of the Lease of ____________________ (__________) years,

NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

1. The term of the Lease commenced on ____________________, 19__ and shall continue until ______, 19__ unless sooner terminated or extended as provided therein.

2. Except as hereby amended, the Lease shall continue in full force and effect.

3. This agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.


Witness:

____________________                       By:____________________
                                                        (Landlord)



Witness:                                   XEROX CORPORATION



____________________                        By:____________________
                                                            (Tenant)

                                   EXHIBIT E
                               CLEANING SCHEDULE

NIGHTLY

(between the hours of 6:00 p.m. and 6:00 a.m., Monday through Friday, Legal Holidays excepted).
1.       Clean lavatories as follows:
         (a) Sweep and wash floors, using an odorless disinfectant in wash water.
         (b) Wash and polish all mirrors, powder shelves, bright work, and enamel surfaces.
         (c) Thoroughly scour, wash and disinfect all basins, bowls, and urinals.
         (d)     Wash and disinfect all toilet seats, both sides.
         (e) Wash all partitions, tile walls, towel, paper, and sanitary napkin dispensers, and receptacles, as required.
         (f)     Empty and clean paper towel and sanitary disposal receptacles.
         (g) Fill toilet tissue holders, soap dispensers and towel dispensers, materials to be furnished by Landlord janitorial service.
2.       Empty and clean all waste receptacles, ashtrays and sand urns.
         Utilize plastic bag liners in all waste receptacles.
3.       Wash, clean and disinfect all water fountains and water coolers.
4. Hand dust all office furniture and fixtures, shelves, sills and other dust collecting surfaces.
5.       Remove all rubbish and trash from premises.
6.       Vacuum all rugs and carpeting and remove any spots or stains.
7. Dust mop all uncarpeted areas, using treated mops and damp mop, as necessary to remove any stains or spills.
8. Damp mop floors in entrance foyers, elevator lobbies, and public corridors, if applicable.
9. Wet sponge wipe table tops in employee lounge, including cleaning of any spills, if applicable.
10. During nightly tour, close all windows and blinds, extinguish lights, lock doors and report any malfunctions.
11. Keep locker, storage and slop sink rooms in a clean and orderly manner.
12.      Keep sidewalks and parking areas clean and rubbish free.

WEEKLY
1.       Damp mop and buff polish all uncarpeted areas.
2.       Keep lawn and landscaping properly maintained, if applicable.
3. Wash all directory board, display, entry door, and side light glass, as necessary.
4. Remove all finger marks and smudges from doors, partitions, woodwork, window ledges and window mullions.

MONTHLY
1.       All uncarpeted floor areas to be washed, waxed and machine polished.
2.       Clean air conditioning grilles and filters as required.
3.       High dusting:
         (a) Dust in place all pictures, frames, charts, graphs and similar wall hangings.
         (b) Dust clean all vertical surfaces, such as walls, partitions, doors, books and other surfaces not reached in nightly cleaning.
         (c) Dust clean all exposed pipes, air conditioning louvers, ducts and other areas not reached in nightly cleaning.
         (d)     Dust clean all lighting fixtures.
         (e)     Vacuum all mini blinds.
4. Wash all windows inside and out as needed but in no event less than 2 times per year.
5.       Wash, clean, and disinfect all lavatory vinyl.

ANNUALLY
1.       Damp wipe all light fixtures, including lenses and fluorescent tubes.
2.       Shampoo all rugs and carpeting.


If the above requirements are not properly complied with and the Demised Premises and/or the Premises are not maintained in a satisfactory manner, the Tenant may on 21 days notice to Landlord provide its own cleaning service and deduct the cost thereof from the rental due Landlord.

                                   EXHIBIT F


                                NON-DISTURBANCE
                                      AND
                              ATTORNMENT AGREEMENT


This AGREEMENT dated as of the __________ day of ____________________ 19
__________, by and between the ______________________________, having a mailing address at ______________________________ (hereinafter referred to as "Mortgagee") and XEROX CORPORATION, a New York Corporation, having a mailing address at Post Office Box 1600, Stamford, Connecticut 06904 (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:

WHEREAS, Mortgagee is the holder of a first mortgage or deed of trust dated as of the ____________________ and recorded on __________ in _______ __ County, in an Official Record Book, __________ Page __________ on a certain building located at ________________________________________; and

WHEREAS, Tenant entered into a Lease dated as of the __________ day of ____________________ 19 __________, with ________________________ (hereinafter referred to as "Landlord") for ____________________ square feet in that certain building described in the Lease (hereinafter referred to as "Building" and Mortgagee and Tenant desire to confirm their understanding with respect to the Lease and the rights of Tenant thereunder.


NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration each in hand paid to the other, the receipt and sufficiency whereof is hereby acknowledged, Mortgagee and Tenant hereby covenant and agree as follows:


1. Mortgagee agrees unless Tenant shall then be in default under the Lease and the time to cure such default shall have expired that:


       (a) When Tenant or any person claiming through or under Tenant is deemed a necessary party by the court, such party may be so named or joined, but such naming or joinder shall not otherwise be in derogation of the rights of Tenant set forth in this Agreement; and


       (b) Neither Tenant nor any person claiming through or under Tenant shall be evicted from the Building, nor shall the leasehold estate or possession of Tenant or any person claiming through or under Tenant be terminated or disturbed, nor (except to the extent provided in Paragraph 2 of this Agreement) shall any of the rights of Tenant or any person claiming through or under Tenant, be affected in any way by reason of any default or event of default under the Mortgage; and in no case (except as provided in Paragraph 2 hereof) shall the rights of Tenant under the Lease be diminished, reduced or adversely affected in any way whatsoever by reason of any default or event of default under, or foreclosure of, the Mortgage.

                                 EXHIBIT F

2. If, at any time Mortgagee (or any person, or such person's successors or assigns, who acquired the interest of the Landlord under the Lease through foreclosure action of the Mortgage or otherwise) shall succeed to the rights of the Landlord under the Lease as a result of a default or event of default under the Mortgage, and if the Tenant is not then in default under the lease beyond the time permitted therein to cure such default, the (i) Lease shall not terminate, (ii) Upon receipt by Tenant of written notice of such succession of interest, Tenant shall attorn to and recognize such person so succeeding to the rights of the Landlord under the Lease (herein sometimes called "Successor Landlord") as Tenant's Landlord under the Lease, upon the then executory terms and conditions of the Lease and as hereinafter provided in this Paragraph 2, and (iii) Successor Landlord shall accept such Attornment and recognize Tenant as the Successor Landlord's Tenant under the Lease. Upon such attornment and recognition, the Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant upon all of the then executory terms, conditions and covenants(including any right under the lease on the part of Tenant to extend the term of the lease) as are set forth in the Lease and which shall be applicable after such attornment and recognition.


3. Tenant confirms that the lien or priority of the Lease shall at all times continue to be subject and subordinate to (a) the lien, security title and security interests of the Mortgage and (b) any additional financing of the Building or portions thereof provided by Mortgagee and the liens, security titles and security interests of the documents evidencing and securing such additional financing, and to any increases therein or supplements thereto, it being understood that such subrogation shall not derogate any of Tenant's rights, or Landlord's obligations, under said Lease.


4. Tenant certifies that there are no defaults on the part of the Landlord under the Lease known to Tenant, that the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Building, that the Lease is in full force and effect and that all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied at the date hereof have been satisfied.


5. Tenant will notify Mortgagee of any default of the Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rent or additional rent payable thereunder, and agrees that notwithstanding any provisions of the Lease, no notice of cancellation thereof shall be effective unless Mortgagee has received the notice aforesaid and has failed within thirty (30) days of the date thereof to cure the default, or if the default cannot be cured within thirty (30) days, has failed to commence and to diligently prosecute the curing of the default which gave rise to such right of cancellation or abatement. All such notices shall be in writing and shall be deemed to have been given when deposited in the United States mail, registered, postage prepaid, addressed as follows:


                          ______________________________
                          ______________________________
                          ______________________________
                          ______________________________


6. The provisions of this Agreement shall be self-operative and no further instrument shall be necessary to effect the aforementioned attornment, recognition and subordination. Nevertheless, in confirmation thereof, Tenant shall execute and deliver an appropriate certificate to confirm such attornment, recognition and subordination upon the request of Mortgagee or any other party to whom Tenant herein agrees to attorn.

                                   EXHIBIT F


7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESS:



____________________                       BY:____________________
                                              (TITLE)

                                                        (MORTGAGEE)


WITNESS:                                      XEROX CORPORATION

____________________                       BY:____________________
                                              (TITLE)

                                                           (TENANT)

                                  EXHIBIT - G

                              MEMORANDUM OF LEASE


THIS MEMORANDUM OF LEASE dated, for reference purposes, the __________ day of ____________________, 19 __________, between _____________________ a ________
corporation/partnership, having its principal office at______________, __________________________, __________________, hereinafter referred to as
"Landlord"), and Xerox Corporation, a New York corporation, having its principal office at 800 Long Ridge Road, Stamford, Connecticut 06904 (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:

Landlord, in consideration of the rents, terms, agreements and conditions contained in that certain lease between Landlord and Tenant dated the __________ day of ____________________ 19 __________, leased to Tenant and
Tenant leased from landlord, the premises known as __________ and located in a building (the "Building') located at _____________,__________ as more particularly described in Exhibit A, attached hereto and made a part hereof, under the following terms and conditions:


1. The term of the lease is for____________ years, commencing __________ _____, 19 _____ and ending on __________ _____, 19_____

2. Tenant has a right to extend the term of the lease for __________ (_____) successive additional terms of __________ (_____) years each.

3. Tenant has the option to expand the size of the premises leased from Landlord by_________________ square feet.

4. Tenant has the option to downsize and return to Landlord, approximately __________ square feet of space.

5. Tenant has the right of first refusal to purchase the building from Landlord.

6.       Tenant has the first right to lease additional space in the building.

7. Tenant has the right to terminate the lease on ___________________ (________) days prior written notice to Landlord.

8. Tenant has the right and option to participate in the net income of the building in the net proceeds of refinancing, and in the net proceeds of sale of the building.

This Memorandum of Lease is not a complete summary of the lease. Provisions in this Memorandum shall not be used in interpreting the provisions of the lease. In the event of conflict between this Memorandum and the lease, the lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease as of the day and year first above written.


                                           BY:_________________________
                                           (Title)
                                                            (Landlord)


                                           XEROX CORPORATION

                                           BY:_________________________
                                           (Title)
                                                               (Tenant)

                                  EXHIBIT - G


STATE OF____________________

COUNTY OF___________________  SS:



On this  ___________ day of ______________, 19__, before me personally appeared, ______________________________, to me personally known, who, being by me duly sworn did say that he is the___________________________________
of______________________________ and that the foregoing instrument was signed in behalf of said corporation by authority of its board of directors and said ____________________ acknowledged said instrument to be the free act and deed of said corporation.




                                 ______________________________
                                 NOTARY PUBLIC

                                 MY COMMISSION EXPIRES:__________




STATE OF____________________
                              SS:
COUNTY OF___________________


On this___________ day of________________, 19__, before me personally appeared,______________________________, to me personally known, who, being by me duly sworn did say that he is the ____________________ of Xerox Corporation and that the foregoing instrument was signed in behalf of said corporation by authority of its board of directors and said ________________ acknowledged said instrument to be the free act and deed of said corporation.




                                 ______________________________
                                 NOTARY PUBLIC

                                 MY COMMISSION EXPIRES:__________

                                  EXHIBIT - G


                                   EXHIBIT A

                               LEGAL DESCRIPTION

This Rider is made a part of Lease dated December 20, 1991 for space at 6333 Greenwich Dr., Ste. 120, San Diego, California and in the event of conflict between this Rider and the printed portion of said Lease, this Rider shall prevail.

OPERATING EXPENSES, REAL ESTATE TAXES AND UTILITY COSTS ESCALATION RIDER

Landlord and Tenant each acknowledge that the rent specified in Paragraph 3 does not provide for changes in Operating Expenses, Real Estate Taxes, and Utility Costs which may hereafter pertain to the Demised Premises or the Building. Therefore, in addition to the rent (but not as additional rent) Tenant shall pay Landlord its pro rata share of reasonable and customary Operating Expenses, Real Estate Taxes and Utility Costs as hereinafter provided:


(a) The term "OPERATING EXPENSES" shall include the following annual expenses of Landlord for the operation and maintenance of the Complex of which the Demised Premises are a part:

         o    janitorial expenses;

         o premiums for fire and casualty insurance required to be carried by Landlord pursuant to this Lease;

         o    cost of all maintenance and service agreements;

         o cost of supplies and materials used in the operation and maintenance of the Complex;

         o employees directly and exclusively involved in the operation and maintenance of the Building and the Complex;

         o all costs and expenses (other than those of a capital nature) of maintaining and repairing, paving and restriping, curbs, walkways, landscaping and the common areas of the Building, except in the event that during the last two (2) years of the term or extended term, as the case may be, Landlord elects to perform a single maintenance and repair project which causes Operating Expenses to be increased during such year by more than five percent (5%) over the previous years Operating Expenses, then in such event Tenant's obligation to reimburse Landlord for Operating Expenses during the year in which Landlord performed such single maintenance and repair project shall be limited to a maximum of five percent (5%) over the previous years costs for Operating Expenses.

         o normal maintenance of mechanical and electrical equipment, including heating, ventilating, and air conditioning equipment but excluding capital expenditures;

         All expenses to be taken into account pursuant to this paragraph shall be "net" only, and for such purpose shall be deemed reduced by the amount of reimbursement, recoupment, payment, discount or allowance received or receivable by Landlord in connection with such expenses.

The term "OPERATING EXPENSES" shall exclude the following annual expenses of
Landlord:

         o the cost of any work or service performed or rendered exclusively for any tenant, including Tenant, and the cost of making any installation or alteration to the Building and Complex which under generally accepted accounting principles are properly classified as capital expenditures;

         o    premiums for public liability insurance;

         o brokerage commissions or other fees and other costs incurred in procuring tenants;

         o management fees and administrative wages and salaries, including executives and officers of Landlord;

         o    depreciation, franchise or income taxes imposed on Landlord;

       o    advertising expenses;

       o the cost of painting, repainting, decorating and redecorating for any tenant, including Tenant, of the Building and the Complex;

       o    maintenance and repair of capital items not a part of the Building;

       o the cost of installing, operating and maintaining any specialty services, such as an observatory, broadcasting and/or telecommunication facility, data processing facility, luncheon club, retail store, sundries shop, newsstand, concession, athletic or recreational club;

       o the cost of correcting defects in the construction of the Premises, Building and the Complex;

       o the cost of any work or service performed for any tenant of the Building and Complex (other than Tenant) to a greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants;

       o the cost of any items for which Landlord is reimbursed by insurance, condemnation, refund, rebate or otherwise;

       o the cost of any addition or additions to the Building or the Complex after the Commencement Date of this Lease;

       o the cost of any repairs made by Landlord pursuant to the Damage or Condemnation paragraphs in the Lease;

       o interest and amortization on any mortgage or deed of trust and any rent paid on any ground or underlying lease;

       o any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

       o payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

       o any expenses for repairs or maintenance which are covered by warranties, guarantees and service contracts (excluding any mandatory deductible);

       o legal expenses arising out of the construction, operation, use, occupation or maintenance of the Building or Land or the enforcement of the provisions of any agreements affecting the Land or Building, including without limitation this Lease;

       o increases in premiums for insurance required to be carried by Landlord pursuant to this Lease when such increase is caused by use of the Building by Landlord or any other tenant of Landlord which is hazardous on account of fire or otherwise, or premiums for any insurance carried by Landlord which is not required to be carried pursuant to this Lease.

       o new items of maintenance or services for all tenants of the Building not included in the Operating Expense Base Year Statement, unless the Operating Expense Base Year Statement is revised to include such new items of maintenance or services.


(b) The term "REAL ESTATE TAXES" shall mean the annual ad valorem taxes levied against the Building and Complex of which the Demised Premises are a part, by any authority having the direct power so to tax, including any city, county, state, or federal government, or any school, agricultural, transportation or environmental control agency, lighting, drainage or other improvement district thereof. All expenses to be taken into account pursuant to this paragraph shall be "net' only, and for such purpose shall be deemed reduced by the amount of reimbursement, recoupment, payment, discount or allowance received or receivable by Landlord in connection with such expenses. The term "Real Estate Taxes" shall not include any assessment for local improvements, license fee, penalty, inheritance or estate tax, any tax on Landlord's right to rent or other income from the Complex or on

       Landlord's business of leasing the Building, any penalty for delinquent payment of taxes, increases in taxes arising from additions or improvements to the Building or Complex (including leasehold improvements made by or for other tenants made subsequent to the Building having been assessed as a fully completed building), and increases in taxes due to a reassessment of the Building and/or Complex due to Landlord's sale thereof. In the event the Building and/or land or Complex is reassessed (which term includes the current assessment being increased without reassessment) and such reassessment is greater than the prior assessment, then Landlord shall (a) promptly notify Tenant thereof, and (b) if in Tenant's reasonable determination such reassessment is excessive and Tenant so notifies Landlord, Landlord shall diligently protest such reassessment. In the event Landlord fails so to notify Tenant, or to contest the reassessment (as the case may be), then Tenant's obligation to pay its share of Real Estate Taxes shall be computed by multiplying the prior assessment by the then current tax rate.


(c) The term "UTILITY COSTS" shall include the following annual expenses of Landlord for the operation and maintenance of the Building and the Complex. Utility charges for water, electricity, sewerage, and gas, all accrued and based on a calendar year operation. All expenses to be taken into account pursuant to this paragraph shall be "net" only, and for such purpose shall be deemed reduced by the amount of reimbursement, recoupment, payment, discount or allowance received or receivable by Landlord in connection with such expenses, whether from utilities or any tenant in the Building.

(d)    (1)       The Base Year for Operating Expenses and Utility Costs shall be the calendar year 1992. In the event the Building was not one hundred percent (100%) occupied at the commencement of the Base Year, then for purposes of establishing the Base Year costs, the actual Operating Expenses and Utility Costs shall be adjusted upward as if the Building were one hundred percent
                 (100%) occupied.

       (2)       The Base Year for "Real Estate Taxes" shall be the later of
                 (a) the annual tax levy year next following that in which the Commencement Date occurs, and (b) the annual tax levy year next following the date on which the Building was fully assessed as a fully completed building (including all tenant leasehold improvements).

        (3) Upon the request of either Landlord or Tenant, Landlord and Tenant agree to convert the Base Year and each succeeding twelve (12) month period to a calendar year basis, the computation in making such a conversion to be acceptable to both Landlord and Tenant.

(e) Initially, Tenant's pro rata share shall be 6.77% calculated by dividing the number of rentable square feet demised to Tenant (7,042 rentable square feet) by the number of rentable square feet in the Building (103,977 rentable square feet). Tenant's pro rata share shall be adjusted during the term of said Lease and any renewals thereof by any increases or decreases in the square feet demised to Tenant and by any increases in the square feet in the Building.

(f) Within ninety (90) days after the end of the Base Year and each anniversary thereof, the Landlord shall deliver to Tenant in Stamford, Connecticut (Attention: RE/GSD Lease Administration), a statement setting forth the amounts of Operating Expenses, Real Estate Taxes, and Utility Costs for the Base Year, and the amounts relative to the then current year, together with an invoice showing the amounts of increase or decrease for reimbursement. Copies of the accounting statements used in the calculations and copies of receipted real estate tax bills, shall be furnished with the statements and invoice for reimbursement, and upon request by Tenant, Landlord shall submit additional back-up data (including copies of receipted bills) to permit Tenant to review such statement. Tenant or any authorized agent of Tenant shall have the right, upon prior written notice, to audit Landlord's books at any time with respect to the Base Year or any subsequent year. Upon request by Tenant, Landlord shall submit a statement signed by an officer (or partner, as the case may be) of Landlord, setting forth the percentage of occupancy of the Building at the Commencement of the Base Year.

(g) In the event the Complex contains buildings in addition to the Building or land in excess of that required to support the Building, parking and common areas for the Building, and Landlord is unable to obtain a separate tax assessment of the Building, parking and common areas, the Landlord shall make a reasonable allocation for the the entire Complex. Landlord shall also make such a reasonable allocation of any Operating Expenses and Utilities Costs attributable to the entire Complex. In both cases, Landlord shall submit to Tenant sufficient back-up data as to the basis for such allocation to permit Tenant to determine the reasonableness of the allocation. In the event that Tenant disputes the reasonableness of either such allocation, Landlord and Tenant agree to submit the determination of such allocation to arbitration in accordance with the rules of the American Arbitration Association.

(h) Tenant shall pay such reimbursement due, if any, within thirty (30) days from receiving the remove statement, the required documentation and the requested documentation. If Tenant shall dispute, in good faith, any reimbursement item or other sum (other than Rent) claimed by Landlord hereunder and Tenant shall give Landlord written notice specifying in reasonable detail the basis for its dispute, Tenant may withhold payment of the particular amount in dispute and shall not be deemed to be in default hereunder by reason of withholding such amount unless and until such dispute is determined adversely to Tenant and Tenant shall fail to pay the withheld amount, or the portion thereof as shall be determined to be payable to Landlord, within fifteen (15) days of the resolution of such dispute. Tenant and Landlord shall proceed diligently to resolve any such dispute by agreement or arbitration in accordance with the rules of the American Arbitration Association.

(i) Tenant shall have the right but not the obligation to pay any reimbursement due Landlord, as determined above, in twelve (12) equal monthly payments at the same time and in the same manner as rent.

(j) If the first or final billing period during the term or any additional term of this Lease for which reimbursement may be due, shall contain less than twelve (12) months, the reimbursement under this Rider shall be prorated.

(k) Landlord and Tenant stipulate and agree that of the rent set forth in Paragraph 3 hereof, $0.55 per rentable square foot per month has been allocated to the estimated cost of Operating Expenses, Real Estate Taxes and Utility Costs. In the event the actual Operating Expenses, Real Estate Taxes and Utility Costs per square foot for the Building or Complex, as the case may be, for the Base Year or any subsequent year are less than $0.55 per rentable square foot per month, then the Landlord shall pay Tenant the difference multiplied by the number of square feet then leased to Tenant. Landlord shall pay such amount to Tenant within thirty (30) days from sending the above statement, the required documentation and the requested documentation.

(1) Tenant's obligation to reimburse Landlord for monies, under this Rider, shall be limited to a maximum of $0.66 per rentable square foot per month of space under Lease to Tenant during any one year.

(m) Notwithstanding the foregoing provisions of this Rider, it is understood and agreed that in the event Landlord fails to bill Tenant for any amounts which may be due hereunder within four (4) months after the Base Year or any anniversary thereof, then Tenant shall have no liability or obligation to make such payment.

                               AMENDMENT TO LEASE


This Amendment To Lease ("Amendment") is made and entered into this first day of June, 1994 by and among Governor Park Associates, a California limited partnership ("Landlord"), and XEROX Corporation, New York Corporation, ("Tenant"), with regard to that certain lease dated December 20, 1991 ("Lease"), and the Rider to the Lease also dated December 20, 1991 for the premises known as suite 120 of 6333 Greenwich Drive San Diego California.


Landlord and Tenant mutually agree to amend the Lease and Rider as follows:

SECTION 1, PARAGRAPH 2 shall be amended to read:....... "consisting of 7,042 rentable square feet (6,350 usable square feet) on the first floor and 4,152 rentable square feet (3,695 usable square feet) on the-second floor of building 1 and known as suite 120 and suite 250 respectively.

SECTION 2 shall be amended to read: .... ("Commencement Date"), and to end on the 31st day of January, 2000.

SECTION 3 shall be amended to read: The initial monthly base rent for the extended term shall be fully serviced and shall be in the amount of $13,096.68 during the first year of the extended lease term. The rent shall be paid in advance on or before the first day of each month during the term hereof; provided however, that if the term of this lease should commence on the date other than the first day of the month, the first and last month's rent shall be prorated. Beginning February 1, 1997 and annually thereafter, the rent shall be increased by 4%, effective the first day of February.

SECTION 5 shall be amended to read: Landlord's Contractor shall construct Tenant's interior improvements in accordance with plans and specifications approved by the Tenant.

SECTION 10 (c) "SERVICES" shall be amended to read "All utility services. In addition, Landlord shall furnish, at its sole cost and expense, all necessary utilities including electricity to the common areas of the premises, including the walkways, driveways and parking areas. Tenant shall pay costs of separately metered electricity consumed within its suite.

SECTION 16 "LEASE EXTENSION" shall be deleted and amended to read:

LEASE EXTENSION

If this Lease shall not have been terminated pursuant to any provisions hereof, then Tenant may, at Tenant's option, extend the term of this Lease for one (1) successive additional term of

XEROX
Amendment to Lease
June 1, 1994
page two


three (3) years, commencing on the expiration of the original term, or the immediately preceding additional term as the case may be. Tenant may exercise such option by giving Landlord written notice at least six (6) months prior to the expiration of the original term, as the case may be and in the event Tenant has elected to exercise its option to lease additional space pursuant to Paragraph 25, the option provided for herein shall include such additional space. Upon the giving by Tenant to Landlord of such written notice the compliance by Tenant with the foregoing provisions of this Paragraph 16, this Lease shall be deemed to be automatically extended upon all the covenants, agreements, terms provisions and conditions, set forth in this Lease, except rental which:

(a) During the extension option shall be limited to the base rent then in effect in the last year of the initial extended Lease term, and

(b) Upon execution of this extension option, Landlord shall repaint the Demised premises with two (2) coats of prime quality paint; repainting shall be performed in a workmanlike manner with a minimum of interference with Tenant's normal business operations and replace all carpeting, with quality comparable to the initial installation, in the Demised premises and in any adjoining lobby/reception area, and except for such terms and conditions as shall be applicable during any additional term in connection with this Paragraph 16. If Tenant fails or omits to so give to Landlord the first written notice referred to above, it shall be deemed, without further notice and without further agreement between the parties hereto, that Tenant elected not to exercise the options granted Tenant pursuant to this Paragraph 16, to extend the term of this lease for additional periods.

The term "month" as used in this paragraph shall mean (a) if the Expiration Date is the last day of a calendar month, a calendar month, or (b) if the Expiration Date is not the last day of a calendar month, the period between the Expiration Date and the date in the preceding month which is one (1) day after the date in the month of the Expiration Date, e.g., if the Expiration Date falls on May 19, one (1) "month" prior thereto would be April 20 and two (2) "months" prior thereto would be March 20.

XEROX
Amendment to Lease
June 1, 1994
page three


In the event this Lease is extended pursuant to the terms of this Paragraph 16, then the BASE YEAR OR EXPENSE STOP that shall be used during any such extended term shall be the amount of Operating Expenses, Real Estate Taxes and Utility Costs required to be paid by Tenant pursuant to the terms of the Rider for the twelve (12) month period immediately preceding the beginning of such extended term (or the immediately preceding calendar year of the operating expense payment period has been converted to a calendar year).


SECTION 31 "TERMINATION" shall be amended to read "Landlord hereby grants to Tenant the right to terminate this lease at any time after January 31, 1998 upon one hundred and eighty (180) days prior written notice to Landlord. In the event Tenant elects to terminate the lease as herein provided, Tenant shall pay to Landlord an amount equal to thirty-five percent (35%) of the annual rental set forth in paragraph 3 hereof (as it may have been amended by Paragraphs 16, 25 and 26 hereof) from the date of termination through the balance of the unexpired term of the lease. Such payment shall be made on or before the date such termination becomes effective.

SECTION 34 is amended to read "Landlord and Tenant acknowledge that Terrence McGrath of COMCORE-Colliers International represents the Tenant in this lease transaction and Landlord shall pay the brokerage commission pursuant to a separate agreement. Landlord hereby indemnifies Tenant against claims of any Broker arising from this lease transaction.


THE RIDER TO THE LEASE DATED DECEMBER 20, 1991 AND MADE A PART THEREOF SHALL HEREBY BE AMENDED AS FOLLOWS:

The term "Utility Costs" as utilized throughout this Rider is mutually understood to mean common area utility costs as distinguished from separately metered utilities within the Tenant's suite.

SECTION (d) (1) OF THE RIDER shall be amended to read "The Base Year for
Operating Expenses and Utility Costs shall be the Calendar year 1994." ......

XEROX
Amendment to Lease
June 1, 1994
page four


SECTION (e) OF THE RIDER shall be amended to read "Initially, Tenant's pro rata share shall be 10.72% calculated by dividing the number of rentable square feet demised to Tenant (11,194 rentable square feet) by the number of rentable square feet in the complex (103,977 rentable square feet)" ....

SECTION (k) OF THE RIDER SHALL BE DELETED AND AMENDED TO READ, "Landlord and Tenant stipulate and agree that of the rent set forth in Paragraph 3 hereof, $0.325 per rentable square foot per month has been allocated to the estimated cost of Operating Expenses, Real Estate Taxes and Common Area Utility Costs. In the event the actual Operating Expenses, Real Estate Taxes, and Common Area Utility Costs per Square foot for the Building or Complex, as the case may be, for the Base Year or any subsequent year are less than $0.325 per rentable square foot per month, then the Landlord shall pay Tenant the difference multiplied by the number of square feet then leased to Tenant. Landlord shall pay such amount to Tenant within thirty (30) days from sending the above statement, the required documentation and the requested documentation.

SECTION (1) OF THE RIDER SHALL BE DELETED AND AMENDED TO READ, "Tenant's obligation to reimburse Landlord for monies, under this Rider, shall be limited to a maximum of $0.50 per rentable square foot per month of space under Lease to Tenant during any one year.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FULL FORCE AND
EFFECT.


WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment To Lease as of the day and year first above written.


GOVERNOR PARK ASSOCIATES            XEROX CORPORATION

/s/ MICHAEL J. REIDY                /s/ MARK A. FLAIM
- ------------------------            ----------------------
BY: MICHAEL J. REIDY                BY: MARK A. FLAIM
ITS: MANAGING PARTNER               MANAGER, REAL ESTATE
(LANDLORD)                          OPERATIONS WESTERN
                                    UNITED STATES (TENANT)

                   SECOND AMENDMENT TO OFFICE BUILDING LEASE

         This Second Amendment dated January 31, 1995 will modify the office building lease between Governor Park Plaza Associates, a California limited partnership, as Landlord, and XEROX Corporation, a New York Corporation, as Tenant, dated December 20, 1991, and amended June 1, 1994. In the event of conflict between the terms and conditions of the Lease Agreement and this Second Amendment, the terms and conditions of this Second Amendment shall control.

SECTION 1, PARAGRAPH 2 shall be amended to read:..... "consisting of 14,727 rentable square feet (13,106 usable square feet) on the first floor of building 1 and known as suite 100 and 120."

SECTION 3 shall be amended to read: "The initial monthly base rent for the extended term shall be fully serviced (except as provided in the Amendment to Lease, Section 10) and shall be in the amount of $17,230.59 during the first year of the extended lease term. The rent shall be paid in advance on or before the first day of each month during the term hereof; provided however, that if the term of this lease should commence on the date other than the first day of the month, the first and last month's rent shall be prorated. Beginning February 1, 1997 and annually thereafter, the rent shall be increased by 4%, effective the first day of February."

The terms of this Second Amendment will become effective on March 1, 1995, which is Tenant's estimated occupancy date of suite 100. On that same date, per the terms of this Second Amendment as stated in Section 1 above, Tenant's lease of the 4,152 square feet known as suite 240 will become void.

Landlord agrees to build-out suite 100 to mutually agreeable specifications. Tenant agrees to pay for $3,169.50 of the costs to reconfigure suite 100.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FULL FORCE AND
EFFECT.

WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment to Lease as of the day and year first above written.


                                        DOCUMENT SCIENCES CORPORATION,
GOVERNOR PARK ASSOCIATES                A XEROX COMPANY

/s/  MICHAEL J. REIDY                   /s/  TONY N. DOMIT
- --------------------------              ------------------------------
BY:  MICHAEL J. REIDY                   BY:  TONY N. DOMIT
ITS: MANAGING PARTNER                   ITS: CEO AND PRESIDENT
(LANDLORD)